UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934
Date of Report (DATE OF EARLIEST EVENT REPORTED) February 5, 2014

MASS MEGAWATTS WIND POWER, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MASSACHUSETTS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-32465	04-3402789
(COMMISSION FILE NUMBER NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

95 Prescott Street
Worcester, MA 01605
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Registrant's telephone number, including area code:
(508) 751-5432

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The President of the Company noticed the Stockholders to vote for approval or not approve an amendment to the articles of organization for increasing its authorized capital stock to 67,000,000 shares of common stock no par value per share from 35,000,000 shares of Common Stock and to ratify all actions taken previously to effect such amendment and increase.  This action was taken in accordance with the requirements of state and federal laws including the Securities Exchange Act of 1934, as amended, and the regulations promulgated there under, including particularly Regulation 14A. The amendment was passed.

The majority of the total number of shares entitled to vote constituted a quorum for the transaction of business.  As of the record date, December 6, 2013, there were 34,246,992 shares of the Company’s common stock outstanding. There were 24,557,032 shares, or approximately 71%, of common stock voting.

Of the 24,557,032 shares that voted, 20,470,764 shares voted in favor of the proposal to increase of authorized shares. 4,068,176 shares opposed the proposal to increase authorized shares. 18,092 voted to abstain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASS MEGAWATTS WIND POWER, INC.

Dated: February 5, 2014	By:	/s/ Jonathan C. Ricker
Jonathan C. Ricker
Chairman and Chief Executive Officer